MASTERWORKS

Join an exclusive community of blue-chip art investors

While the S&P declined 5.1% in 2018, the art market returned 10.6%, and was called “the best investment of 2018” by the Wall Street Journal.

2018 RETURNS BY ASSET CLASS

Blue-chip Artwork

10.6%

Total return, according to Wall Street Journal for 2018.

S&P 500

-5.1%

Total return, based on estimates for 2018.

REQUEST INVITATION

Past performance is no guarantee of future results. Any historical returns, expected returns, or probability projections may not reflect actual future performance.

Important Disclosures

Blue-chip Artwork vs S&P 500



400%
300%
200%
100%
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
Blue-chip Artwork (Artprice100®)
S&P 500

Source: Source: Artprice100® Index Base 100 at 1 January 2000

FEATURED IN

The New York Times · New York · CNN · Forbes · CNBC

PRESS COVERAGE

OFFERINGS

RESOURCES

WSJ

The Best Investments of 2018? Art, Wine and Cars



DEC 31, 2018

CNBC

This company lets you invest in a Warhol, or other fine art


INVESTING IN RARE ART
CNBC

JUN 24, 2019

YAHOO! FINANCE

Masterworks is opening fine art investing to the masses


MARKET SELL-OFF
SCOTT LYNN
ON THE MOVE

MAY 29, 2019

CNN

How art ‘shares’ could make you a Warhol collector

AUG 21, 2018

THE INVESTOR'S PODCAST

Investing in Fine Art like a Stock with Masterworks

APR 28, 2019

Listen to Podcast



Banksy

Mona Lisa · 2000

The price trajectory of this work, 4.3x price growth over 11 years, speaks to Banksy's undeniable importance as an outsider artist and pop culture icon.

13.83% Historical Performance (in GBP)*

$1,039,000 Amount We Are Raising

Offering Statement www.sec.gov

MORE INFO | BUY SHARES

Past performance is no guarantee of future results. Any historical returns, expected returns, or probability projections may not reflect actual future performance.

Important Disclosures

SOLD OUT





Andy Warhol

1 Colored Marilyn (Reversal Series) · 1979

Andy Warhol's 1962 Marilyn paintings, are currently estimated to be worth between $40m–$50m. At roughly 5% of the price, this example from the 1970s contains the same iconic imagery.

11.25% Performance of Similar Works*

$1,996,500 Amount We Are Raising

Offering Statement www.sec.gov

MORE INFO | SOLD OUT

Past performance is no guarantee of future results. Any historical returns, expected returns, or probability projections may not reflect actual future performance.

Important Disclosures



MASHA GOLOVINA

The Top Performing Asset Classes of 2018 According to WSJ

2018 Total Return by Asset Class


-10%
-5%
0
5%
10%
Art¹
iShares 1-3 Year Treasure Bond ETF
Classic Cars²
iShares 7-10 Year Treasure Bond ETF
Front-month Gold Futures
S&P 500 Total Return

Source: The Wall Street Journal, The Best Investments of 2018? Art, Wine and Cars, Dec 31, 2018



MASHA GOLOVINA

Can Andy Warhol Beat the S&P 500 Index Over the Long Term?


1050
700
350
1998
2001
2004
2007
2010
2013
2016

Performance of Reversal Series vs. S&P 500 with dividend reinvestment vs. 10 Year US Government Bonds

- S&P standardized to 100 in 2008
- 10 Year Gvt Bond Standardized to 100 in 2008
- Warhol Reversal Series*



MASHA GOLOVINA

The Case for Why Art Should Be in Every Investor's Portfolio

Deloitte Art and Finance Report 2017
88% of wealth managers surveyed recommend allocating a portion of their portfolio into art.

Art Basel & UBS The Art Market 2018
Sales in the global art market reached $63.7 billion in 2017, up 12% from 2016.

READ MORE

Why invest in blue-chip art?

Multi-million dollar artwork has long been a cornerstone of investing for the ultra-wealthy. However, these paintings are expensive to acquire and the art market is generally burdened by high fees and lack of transparency. For the first time ever, Masterworks is making this asset class available to anyone to invest.

PRIVATE ART MARKET VALUE

$1.7T

Source: Deloitte

GLOBAL SALES IN 2018

$67.4B

Source: Art Basel & UBS

AVG. ANNUAL RETURNS SINCE 2000

8.9%

Source: Artprice

Historical Returns

According to **Artprice**, blue-chip artwork (defined as those paintings by the top 100 artists in terms of sales volume) has outperformed the S&P 500 by more than 250% from Jan 1, 2000–Dec 31, 2018. Additionally, it only declined 26% during the financial crisis of 2008-2009, when the S&P 500 declined by 58%. This is why we believe that fine art is one of the best risk-adjusted asset classes available.

HISTORICAL RETURNS (2000–2019)


600
500
400
300
200
100
0
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
Blue-chip Artwork (Artprice100®)
S&P 500

Source: The Artprice100® Index Base 100 at 1 January 2000

Uncorrelated With Other Asset Classes

There is weak correlation to US and global equity markets which makes art an attractive investment from a risk diversification standpoint. MeiMoses calculated a long-term correlation coefficient of 0.11 for art with the S&P 500.

40-YEAR ANNUAL RETURN CORRELATION MATRIX

	ART MARKET CONSULTANCY Art[1]	citi Art[2]
S&P 500	-0.01	0.11
Gold	0.03	0.10
Hedge Funds	NA	0.02
Private Equity	NA	0.01
Real Estate	NA	0.02
T Bills 90 Day	0.03	NA
T Bonds 10 Year	0.03	0.02

1. Source: Art Market Consultancy, LLC., February 2019
2. Source: Citi Private Bank, Global Financial Database, April 2013

Learn about art market returns

A large portion of the art market sells through public auction. This has allowed our research team to identify more than 60,000 times that artworks have been bought and sold, allowing our research team to calculate those returns and share them for educational purposes.

Browse Returns: Andy Warhol



PURCHASE PRICE
$165,000

SALE PRICE 1
≈ $13,654,050

TOTAL RETURN
82.75x (25 years)


24/10's 3¢ OFF PACK.
New!
Brillo
soap pads
3¢ OFF
SHINES ALUMINUM FAST

PURCHASE PRICE
$35,200

SALE PRICE 1
$43,700

SALE PRICE 2
$3,050,500

SALE PRICE 3
$1,745,000

TOTAL RETURN
49.57x (26 years)



PURCHASE PRICE
$178,500

SALE PRICE 1
$8,789,000

TOTAL RETURN
82.75x (18 years)

MORE RESULTS

How does it work?

For the first time ever, Masterworks allows anyone to purchase fractional interests in great works of art for as little as $500.

1 We Purchase Blue-Chip Art

We're in-market reviewing hundreds of opportunities a year to purchase great works of art.

Our team has more than 75 years of combined experience as collectors, dealers, or working for auction houses.

2 Anyone Can Invest

After we purchase a painting, we file it as a registered security offering with the Securities and Exchange Commission. You can view our first offering **here**.

As a shareholder, you are given certain rights afforded to you under securities laws of the U.S. and can rely on the disclosures in our public filings.

Filed with the Securities and Exchange Commission

$20
Price per Share

3 Simple Fee Structure

Our fees are simple and fair. We charge a 1.5% annual management fee to cover distribution costs, regulatory expenses (filing and ongoing audit expense), storage and gallery space, insurance, and other expenses. Plus, we earn 20% of the profit if the painting increases in value.

1.5%
Management fee per year

20%
Future profits

4 How do you make money on your investment?

There are two ways to make money on your investment:

1. Upon a sale of the painting. Our intention is to own each painting for a five to ten-year period, but it will be continuously offered for sale, and at any time, a collector can make an offer to buy a painting that you've invested in. As a shareholder, you can vote with others and decide whether to sell. If the painting is sold, your share of the net proceeds, if any, will be distributed to you (after the costs we disclose in our Offering Circular on file with the SEC).

2. In addition, we are seeking to establish brokerage relationships that will enable trading or sale of the shares similar to a publicly traded company, though we cannot assure you when or if such market will be available.

REQUEST INVITATION

Frequently Asked Questions

What is the minimum investment? ✕

For each offering, our minimum initial investment is $1,000 USD and our maximum initial investment is $100,000 USD.

How and when do I receive a return on my investment? +

How does Masterworks choose which paintings to purchase? +

How can I sell my shares on the secondary market? +

How are Masterworks investments structured? +

What are Masterworks fees? +

How often will new paintings be introduced? +

REQUEST INVITATION

Qualified Offerings:

Any offering appearing on the unrestricted portion of this website will be made under Regulation A of the Securities Act of 1933, as amended, only by means of an offering circular, which forms an integral part of an offering statement. An offering statement on Form 1-A relating to these securities has been filed with the Securities and Exchange Commission ("SEC"). Any offering that references an ability to "Buy Shares" indicates that the SEC has qualified that offering statement, which only means that the issuer of those shares may make sales of the securities described by the offering statement. It does not mean that the SEC has approved, passed upon the merits of, or passed upon the accuracy or completeness of the information in the offering statement. The securities offered by Masterworks issuers are highly speculative. Investing in securities of Masterworks issuers involves significant risks. The investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following the offering, it may not continue. You may obtain a copy of the offering circular that is part of that offering statement from the page(s) on this website referencing that particular offering. You should read the offering circular of for each such offering before making any decision with respect to such offering

Pre-Qualified Offerings (Testing the Waters):

We may, from time to time, engage in "testing the waters" under Regulation A of the Securities Act of 1933, as amended, for the offerings currently filed with (but not yet qualified by) the SEC. This process allows companies to determine whether there may be interest in an eventual offering of their securities. We are not under any obligation to make an offering under Regulation A. We may choose to make an offering to some, but not all, of the people, who indicate an interest in investing, and that offering might not be made under Regulation A. If we go ahead with an offering, we will only be able to make sales after we have filed an offering statement with the SEC and the SEC has "qualified" the offering statement. The information in the offering statement will be more complete than any information provided on this web site, and could differ in important ways. You must consider fully the information provided in the offering statement filed with (and qualified by) the SEC prior to making any investment decision.

No money or other consideration is being solicited at this time for any pre-qualified offering, and if sent in response, will not be accepted.

No offer to buy the securities for a pre-qualified offering can be accepted and no part of the purchase price can be received by the issuer or anyone else until the offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification.

An indication of interest involves no obligation or commitment of any kind by either party.

Other Disclaimers Applicable to Offerings by Masterworks issuers:

The information contained on the Masterworks.io web site has been prepared by Masterworks without reference to any particular user's investment requirements or financial situation. Potential investors are encouraged to consult with professional tax, legal, and financial advisors before making any investment into a Masterworks offering. All investments involve risk, including the risk of the loss of all of your invested capital. Please consider carefully the investment objectives, risks, transaction costs, and other expenses related to an investment prior to deciding to invest.

YOU MUST CAREFULLY REVIEW THE RELEVANT MASTERWORKS OFFERING CIRCULAR AND OFFERING STATEMENT BEFORE DECIDING TO INVEST.

Investment overviews on the Masterworks.io website contain summaries of the purpose and the principal business terms of the investment opportunities. Such summaries are intended for informational purposes only and do not purport to be complete, and each is qualified in its entirety by reference to the more detailed discussions contained in the respective Offering Circular filed with SEC or other offering materials relating to such investment opportunity.

An indication of interest involves no obligation or commitment of any kind by either party. By using this website, you accept the Masterworks.io **Terms of Use** and **Privacy Policy**. Any person interested in investing in any Masterworks offering should review our disclosures and the most recent publicly filed offering statement relating to that offering, a copy of which will be available on this website (www.masterworks.io), or as available on the SEC's EDGAR web site.

Masterworks is not registered, licensed, or supervised as a broker dealer or investment adviser by the SEC, the Financial Industry Regulatory Authority (FINRA), or any other financial regulatory authority or licensed to provide any financial advice or services. Neither FINRA, the SEC or any other regulatory organization endorses, indemnifies, or guarantees the business practices of SDDco Brokerage Advisors, LLC, selling methods, the shares or any offering referenced on this website.

Masterworks does not offer refunds after an investment has been made. Please review the relevant offering materials and subscription documentation for more information.

Masterworks.io, LLC is located at 497 Broome St, Suite 1, New York, NY 10013

All securities transactions and broker dealer activities are currently offered through a partnership with SDDco Brokerage Advisors LLC MEMBER FINRA / SIPC ("SDDco-BA"). To check the background of SDDco and its representative, visit FINRA's **BrokerCheck**.

SDDco Brokerage Advisors, LLC is located at 485 Madison Ave, 15th Floor, New York, NY 10022.

Masterworks.io and its affiliates are independent and unaffiliated with SDDco-BA. Any securities transactions or related activities offered by Masterworks.io associated persons are conducted in their capacities as registered representatives of SDDco-BA, or in their capacity as a "principal" to the transaction pursuant to SEC Rule 3a4-1.

This website contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "outlook," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain and actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. You are cautioned not to place undue reliance on any of these forward-looking statements.

Banksy

SHARE

An anonymous England-based street artist, vandal, political activist, and film director

DEAL TERMS
SIMILAR SALES
BIOGRAPHY
MEDIA
DOCUMENTS


B. 1974 ENGLISH
BANKSY
Mona Lisa

Why Invest

SEC Qualified

The offering was qualified on September 11th, 2019, after SEC and FINRA review.

Attractive Return Trajectory

13.83% return on this painting based on its prior sale in 2008 and Masterworks' purchase in 2019. Past performance is no guarantee of future results. Any historical returns, expected returns, or probability projections may not reflect actual future performance.
Important Disclosures

Small, but Growing Market

In 2019, the artist's total auction sales have totaled $36.3m, compared to $17.5m for the year prior.

WHY WE LIKE THIS PAINTING

The price trajectory of this work, 4.3x price growth (in GBP) over 11 years, speaks to Banksy's undeniable importance as an outsider artist and pop culture icon.

There is hardly a person interested in Contemporary Art who has not heard the name Banksy. While the artist's identity remains a secret, his list of celebrity collectors include Angelina Jolie, Swizz Beats, Drake and Kate Moss among others. Works by Banksy are readily distinguishable in both style and subject matter. *Mona Lisa* is a prime example of Banksy's signature spray paint technique -- he creates the figure in black and white, with color reserved for the detail to which he wants to draw attention: a red target. As with several examples of the works from this series, a militant Jaconde, a symbol of art history itself, sits peacefully, AK-47 in hand, with a target on her forehead, as if Banksy wants to take aim at the roots of western culture. *Mona Lisa* is the quintessential piece by Banksy: an ironic, witty reworking of one of art history's greatest icons.

One of four known original works from this series, this Mona Lisa was sold for £168,500 in 2008 and appeared again at auction this year, where Masterworks acquired it for £731,250 from Christie's, 4.3x what it would have cost just 11 years ago (in GBP). The purchase was at a discount from the appraised value with which Masterworks was provided prior to the auction at $1.1 million (or £866 thousand).

As the most well regarded Street Artist, and the first to be accepted into major collections, the global appeal of Banksy, is undeniable. Works by the artist have appeared at auction on 6 continents, and despite his concealed identity, in 2019, he was voted the favorite artist of all time in the UK. While one small work by Banksy first appeared at auction in 2003, he did not gain major traction on the secondary market until 2006. Ten paintings changed hands that year, and in October 2006, a variant of his the Mona Lisa work became the first piece by the artist to break $100,000 at auction, when it sold for $107,500.

The success of peers such as KAWS, whose Kimpsons painting set a record of $14.7 million this April, has demonstrated the strength of demand for Street Art. However, by comparison, the prices for Banksy's work at a record around $1.9 million, seem modest despite his standing as the "godfather" of the new wave graffiti art movement.

1.

Iconic imagery and unique work

2.

One of the best examples by Banksy to come up for sale in the last few years

3.

Signature stencil and spray paint technique

4.

Belonged to a top collector of Contemporary Art

Deal Terms

THE PAINTING

Mona Lisa

This version of Banksy's *Mona Lisa* was created in 2000 and centers on the appropriated image from Leonardo da Vinci's portrait which hangs in the Louvre. In the work, Banksy reimagines the Renaissance woman as a militant figure; she embraces an AK47 assault weapon, unbothered by the bright red target between her eyes. The visual pun can be inferred: Banksy has taken aim at art history through one of the most famous works in the western world. Stenciled with the artist's name in the lower left, this sizeable work, measuring 122 × 122 cm (48 × 48 in), is a unique example, though several other works from the Mona Lisa series are in circulation on the art market. The Painting, which carried a pre-sale estimate of £600,000 to £800,000 in Christie's June 2019 London auction was first acquired directly from the artist by a private collector, then later sold at Sotheby's in London in 2008 where it was acquired by the most recent consignor to Christie's June 2019 sale before it came into the possession of Masterworks. The Painting is accompanied by a certificate of authenticity issued by Pest Control Office.



Mona Lisa
2000

stencilled with the artist's name 'BANKSY' (lower left)
spraypaint stencil on board
48 × 48in. (122 × 122cm.)

HISTORICAL PERFORMANCE

13.83%

Reflects the annualized return on this work from February 2008 to the Masterworks acquisition in June 2019 (in GBP terms). Past performance is no guarantee of future results. Any historical returns, expected returns, or probability projections may not reflect actual future performance. Important Disclosures*

APPRAISED VALUE

$1,100,000

Immediately prior to the purchase of the Banksy, the painting was appraised for $1,100,000 by a third-party appraisal firm.

AMOUNT WE ARE RAISING

$1,039,000

SEC FILING

Offering Statement

We file documents with the SEC which can be obtained on www.sec.gov—you should carefully review the information contained in the offering document relating to a particular offering before investing.

Historic Returns


IN THE EVENT OF DIVORCE CUT HERE

PURCHASE PRICE
$165,000

SALE PRICE 1
≈ $13,654,050

TOTAL RETURN
82.75x (25 years)



PURCHASE PRICE
$35,200

SALE PRICE 1
$43,700

TOTAL RETURN
49.57x (26 years)



PURCHASE PRICE
$165,000

SALE PRICE 1
≈ $13,654,050

TOTAL RETURN
82.75x (25 years)


FUCK
THE
POLIC

PURCHASE PRICE
$35,200

SALE PRICE 1
$43,700

TOTAL RETURN
49.57x (26 years)

MORE RESULTS

Biography

2018 AUCTION SALES
$17,445,720

NUMBER OF LOTS SOLD
371

ARTIST RANK
137

The mysterious artist known only by his graffiti handle, Banksy, is believed to have been born around 1974 in Bristol, England. Stenciled spray-painted images tagged with the moniker began to appear in 1993 on trains and walls in his hometown and by 2001 could be found all over the United Kingdom. Works by Banksy are discernable through their signature stencil aesthetic—a style which favors expediency to create and then vanish before authorities can arrive to detain the artist as a vandal. Over the last two decades, Banksy has continued to develop his career as a controversial artist, which landed him on *Time's* Top 100 Influential People of 2010 and an Academy Award nomination for best documentary feature with his film *Exit Through the Gift Shop*. The secretive artist's international presence is well documented by the images he leaves on architectural facades throughout Europe and America; in cities such as Vienna, Barcelona, Paris, Detroit, San Francisco, and even on the Palestinian side of the West Bank barrier in Gaza. Banksy's work is collected by major cultural institutions, such as the British Museum, the Bristol Museum and Art Gallery. Work by Banksy has also been prominently featured by important museums such as the Museum of Contemporary Art in Los Angeles and the MOCO in Amsterdam. Banksy remains an active artist and his work can be acquired via the secondary or primary market, and can be authenticated by his affiliate entity Pest Control.

Banksy first disrupted the London art scene in 2003 with his inaugural exhibition, entitled Turf War. The show was set in a Hackney warehouse and its politically motivated imagery stunned as well as captivated. Following this introduction, the artist proceeded to indulge in a type of performance art, sneaking under guise into major institutions, such as the Metropolitan Museum of Art and Tate Britain, in order to hang his own works alongside those from the museum collection. In one instance, he succeeded in hanging his own a smiley-face stickered Mona Lisa inside the Louvre, not far from where the original da Vinci masterpiece hangs.

In 2008, the artist's work was sold at Sotheby's as part of a charity auction for African AIDS initiatives. The two pieces in the sale by Banksy commanded a total of nearly $1 million, and a few years after, it was disclosed that one of the buyers was Mark Getty, grandson of J. Paul Getty. The Getty legacy includes the J. Paul Getty Museum, Research Center, and the Getty Villa in Los Angeles, and is one of the largest and most well-funded organizations dedicated to the fine arts in the United States.

Media





Documents

Offering Circular	Official Filing on SEC.gov
Condition Report	Mona Lisa Condition Report

Artwork Appraisal	Artwork Appraisal - (Banksy - Mona Lisa Appraisal)
Certificate of Authencity	Certificate of Authencity - (Banksy - Mona Lisa Authenticity)
Provenance	Private Collection (acquired directly from the artist). Anon. sale, Sotheby's London, 28 February 2008, lot 325. Acquired at the above sale by the present owner.
Further Reading	Christie's Post-War and Contemporary Art Evening Auction, London, 25 June 2019 (please note that the information from Phillips is to not be construed as part of our offering materials)

Qualified Offerings:

Any offering appearing on the unrestricted portion of this website will be made under Regulation A of the Securities Act of 1933, as amended, only by means of an offering circular, which forms an integral part of an offering statement. An offering statement on Form 1-A relating to these securities has been filed with the Securities and Exchange Commission ("SEC"). Any offering that references an ability to "Buy Shares" indicates that the SEC has qualified that offering statement, which only means that the issuer of those shares may make sales of the securities described by the offering statement. It does not mean that the SEC has approved, passed upon the merits of, or passed upon the accuracy or completeness of the information in the offering statement. The securities offered by Masterworks issuers are highly speculative. Investing in securities of Masterworks issuers involves significant risks. The investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following the offering, it may not continue. You may obtain a copy of the offering circular that is part of that offering statement from the page(s) on this website referencing that particular offering. You should read the offering circular of for each such offering before making any decision with respect to such offering

Pre-Qualified Offerings (Testing the Waters):

We may, from time to time, engage in "testing the waters" under Regulation A of the Securities Act of 1933, as amended, for the offerings currently filed with (but not yet qualified by) the SEC. This process allows companies to determine whether there may be interest in an eventual offering of their securities. We are not under any obligation to make an offering under Regulation A. We may choose to make an offering to some, but not all, of the people, who indicate an interest in investing, and that offering might not be made under Regulation A. If we go ahead with an offering, we will only be able to make sales after we have filed an offering statement with the SEC and the SEC has "qualified" the offering statement. The information in the offering statement will be more complete than any information provided on this web site, and could differ in important ways. You must consider fully the information provided in the offering statement filed with (and qualified by) the SEC prior to making any investment decision.

No money or other consideration is being solicited at this time for any pre-qualified offering, and if sent in response, will not be accepted.

No offer to buy the securities for a pre-qualified offering can be accepted and no part of the purchase price can be received by the issuer or anyone else until the offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification.

An indication of interest involves no obligation or commitment of any kind by either party.

Other Disclaimers Applicable to Offerings by Masterworks issuers:

The information contained on the Masterworks.io web site has been prepared by Masterworks without reference to any particular user's investment requirements or financial situation. Potential investors are encouraged to consult with professional tax, legal, and financial advisors before making any investment into a Masterworks offering. All investments involve risk, including the risk of the loss of all of your invested capital. Please consider carefully the investment objectives, risks, transaction costs, and other expenses related to an investment prior to deciding to invest.

YOU MUST CAREFULLY REVIEW THE RELEVANT MASTERWORKS OFFERING CIRCULAR AND OFFERING STATEMENT BEFORE DECIDING TO INVEST.

Investment overviews on the Masterworks.io website contain summaries of the purpose and the principal business terms of the investment opportunities. Such summaries are intended for informational purposes only and do not purport to be complete, and each is qualified in its entirety by reference to the more detailed discussions contained in the respective Offering Circular filed with SEC or other offering materials relating to such investment opportunity.

An indication of interest involves no obligation or commitment of any kind by either party. By using this website, you accept the Masterworks.io **Terms of Use** and **Privacy Policy**. Any person interested in investing in any Masterworks offering should review our disclosures and the most recent publicly filed offering statement relating to that offering, a copy of which will be available on this website (www.masterworks.io), or as available on the SEC's EDGAR web site.

Masterworks is not registered, licensed, or supervised as a broker dealer or investment adviser by the SEC, the Financial Industry Regulatory Authority (FINRA), or any other financial regulatory authority or licensed to provide any financial advice or services. Neither FINRA, the SEC or any other regulatory organization endorses, indemnifies, or guarantees the business practices of SDDco Brokerage Advisors, LLC, selling methods, the shares or any offering referenced on this website.

Masterworks does not offer refunds after an investment has been made. Please review the relevant offering materials and subscription documentation for more information.

Masterworks.io, LLC is located at 497 Broome St, Suite 1, New York, NY 10013

All securities transactions and broker dealer activities are currently offered through a partnership with SDDco Brokerage Advisors LLC MEMBER FINRA / SIPC ("SDDco-BA"). To check the background of SDDco and its representative, visit FINRA's **BrokerCheck**.

SDDco Brokerage Advisors, LLC is located at 485 Madison Ave, 15th Floor, New York, NY 10022.

Masterworks.io and its affiliates are independent and unaffiliated with SDDco-BA. Any securities transactions or related activities offered by Masterworks.io associated persons are conducted in their capacities as registered representatives of SDDco-BA, or in their capacity as a "principal" to the transaction pursuant to SEC Rule 3a4-1.

This website contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "outlook," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain and actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. You are cautioned not to place undue reliance on any of these forward-looking statements.